UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015

BROADVIEW INSTITUTE, INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-8505	41-0641789
(Commission File Number)	(IRS Employer
Identification No.)

8147 Globe Drive

Woodbury, Minnesota 55125

(Address of Principal Executive Offices and Zip Code)

(651) 332-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modifications to Rights of Security Holders

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Broadview Institute, Inc. (the “Company”) has filed Articles of Amendment to amend its Restated Articles of Incorporation, effective as of June 26, 2015, at 4:00 p.m. Central Time, to effect a reverse stock split (the “Reverse Split”) of its common stock at a ratio of 1-for 3,384,409. As a result of the Reverse Split, shares of our common stock that would otherwise have been converted into a fraction of a share have been cancelled and converted into the right to receive cash consideration in an amount equal to $0.05 per share of common stock outstanding immediately prior to the Reverse Split. All of our shareholders other than Mr. Myhre have had their entire holdings of Company common stock cashed out as a result of the Reverse Split, leaving Mr. Myhre as our sole shareholder.

Following the Reverse Split, the Company is able to file a Form 15 to cease its periodic reporting obligations under the Exchange Act and forego many of the expenses associated with operating as a public company subject to the reporting obligations of the Securities and Exchange Commission, and intends to file such Form 15 on the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

	(a)	Financial Statements: None.

	(b)	Pro forma financial information: None.

	(c)	Shell company transactions: None.

	(d)	Exhibits:

		3.1	Articles of Amendment to the Restated Articles of Incorporation of the Company, effective as of June 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2015

BROADVIEW INSTITUTE, INC.

By	/s/ Kenneth J. McCarthy
Kenneth J. McCarthy
Chief Financial Officer

EXHIBIT INDEX

Broadview Institute, Inc.

Form 8-K Current Report

Exhibit Number	Description

3.1	Articles of Amendment to the Restated Articles of Incorporation of the Company, effective as of June 26, 2015